NEWS RELEASE CONTACT
FOR IMMEDIATE RELEASE Chris Simpson

800-854-8357
investors@mackenziecapital.com

MacKenzie Realty Capital, Inc. Announces first dividend as publicly traded company

Orinda, Calif., (July 11, 2024) – MacKenzie Realty Capital, Inc. (OTCQX: MKZR) (“MacKenzie” or the “Company”) is pleased to announce that it has once again declared its regular quarterly dividend for the period ended June 30, 2024, in the amount of $0.125 per share, which is scheduled to be paid on July 26, 2024 to stockholders of record as of the close of business on June 30, 2024.  While there can be no guarantee, the Board currently anticipates continuing such dividends at this rate.  The Board of Directors has also declared the regular dividends for the quarter ending September 30, 2024 in the amount of $0.375 per share for the Company’s Series A Preferred shares and $0.75 per share for the Company’s Series B Preferred shares ($0.5625 per share accrued and $.01875 per share current), each payable on July 12, 2024 to stockholders of record as of June 30, 2024.

U.S. investors can find current financial disclosures and Real-Time Level 2 quotes for MacKenzie on http://www.otcmarkets.com/stock/MKZR.  Please note that the trading that has occurred since MacKenzie began trading on the OTCQX has been, in MacKenzie’s opinion, sporadic and volatile with relatively few shares being traded; the Company anticipates and believes that as more shares are transferred into “street name” such that they can be traded, this should help stabilize pricing and volume.  Further, while the Board of Directors presently anticipates implementing a stock-buyback plan given the current trading activity, the Board cannot guarantee that such a stock buyback will be implemented and, in any event, does not intend to make a final decision concerning implementation of such a program until after the Company’s Annual Report on Form 10-K is filed in late September.

Anticipated Listing on the NYSE-American
MacKenzie continues to expect to pursue a listing on the NYSE-American once a trading history and public float is demonstrated. The Company is unable to provide any guidance regarding a potential share price or the timing of such event or to guarantee that such a listing will occur.

For more information, please contact MacKenzie at (800) 854-8357.

This material does not constitute an offer to sell or a solicitation of an offer to buy MacKenzie Realty Capital, Inc.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations, or projections relating to items such as the timing of payment of dividends are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended June 30, 2021, as amended, and its other filings with the Securities and Exchange Commission. This release does not constitute an offer to purchase or sell Mackenzie securities; only the Offering Circular should be relied upon for any investment decision. No money or consideration is being solicited by the information in this letter or any other communication and, if sent, money will not be accepted and will be promptly returned. A potential investor’s indication of interest does not create a commitment to purchase the securities we are offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met.  A copy of the Offering Circular may be obtained on the SEC’s website:
https://www.sec.gov/Archives/edgar/data/1550913/000155091323000037/offeringcircular111423.htm.

89 Davis Road, Suite 100 • Orinda, California 94563 • Toll-Free (800) 854-8357 • Local (925) 631-9100 • www.mackenzierealty.com